LOCKBOX AGREEMENT

THIS AGREEMENT, is executed effective the 19th day of October, 2005, between SHUMATE INDUSTRIES INC. (formerly EXCALIBUR INDUSTRIES, INC.), a Delaware corporation (“Industries”), SHUMATE MACHINE WORKS, INC., a Texas corporation (“Machine”), and STILLWATER NATIONAL BANK AND TRUST COMPANY, a national banking association (the "Lender"). Industries and Machine are sometimes referred to hereafter collectively as “Account Holders.”

WHEREAS, Account Holders and SNB entered into and executed a certain Amended and Restated Loan Agreement (the “Loan Agreement”) of even date herewith, whereby SNB agreed to loan and did loan Account Holders certain funds for the uses and purposes therein set forth;

WHEREAS, as a part and parcel of the same transaction, and in order to secure the payment of same, Account Holders granted SNB a security interest in the Account Holders’ accounts receivables; and

WHEREAS, Account Holders requested SNB to enter into this Agreement for the purpose of timely applying the proceeds of the accounts receivable processed under the terms of this Agreement to the obligations of Account Holders in favor of SNB;

NOW, THEREFORE, in consideration of the execution of this Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is agreed by and between the parties hereto as follows:

1) Certain Defined Terms. Unless otherwise defined herein, terms defined in the Loan Agreement shall have the same meanings and interpretation when used herein.

2) Lockbox. SNB maintains P.O. Box 2648, Oklahoma City, Oklahoma, 73126 (the “Lockbox”). The Lockbox shall be designated by Account Holders on their invoices as the point of remittance for payments on their accounts receivable when the accounts are not disputed or not submitted as payments in full if in an amount less than the full invoice.

3) Notice to Account Debtors. Account Holders will, within three (3) business days after execution of this Agreement, send notices to all of Account Holders’ account debtors instructing the account and contract debtors to send to the Lockbox all payments on account. Account Holders agree that, without the prior written consent of the Lender, Account Holders will not revoke or alter the instructions contained in such notices until such time as all of the indebtedness has been finally paid in full. The Lender may also provide notice to Account Holders’ account and contract debtors at any time in such a manner as Lender deems appropriate.

4) Receipts/Processing. During normal business days of SNB, SNB will cause the contents of the Lockbox to be removed and taken to SNB for processing. Upon removal of the contents of the Lockbox, employees of SNB will separate the contents of the Lockbox so only mail addressed to Account Holders will be processed under this Agreement. Account Holders direct SNB to open all contents of the Lockbox addressed to Account Holders. The items representing payments on accounts receivable shall be processed as follows: Deposit all checks, money orders or other like instruments in Account No. at SNB. SNB shall then process these items for collections in its ordinary course of business. In addition, SNB will prepare a list of items deposited showing the name of the maker and the amount of the check or other instrument. SNB shall furnish Account Holders with copies of all deposit slips showing all deposits to the account pursuant to this Agreement and copies of all checks or other instruments included in the deposit at the time and in the manner specified in paragraph 8.

5) Payment of Debts. SNB is directed to remove from the Lockbox all collected funds and apply the amount removed to the interest payments due under the Revolving Note (as defined in the Loan Agreement) or any note into which it may be renewed. If any item is returned unpaid after the amount of the item is applied to the interest payment of the Revolving Note, the payment on the Revolving Note shall be reversed effective the date of the payment on the Revolving Note. All uncollected or returned items will be forwarded to Account Holder for Account Holder's action.

6) Improper/Returned Items. Any check or other instrument handled by SNB pursuant to this Agreement which is improper or otherwise appears to employees of SNB to be non-payable in a proper manner will be forwarded to Account Holder rather than deposited in the account as above set forth.

7) Notation of Items. If SNB notices any notation on checks or other instruments which indicated the checks or other instruments are tendered as full payment of all obligations due by the maker to the Account Holder and such checks or other instruments are in an amount different from the invoice, if any, submitted with the payments, SNB is directed to deposit the check or other instrument in the account of Account Holder. Account Holder warrants that receipt of a copy of the check or other instrument is sufficient notification of the notation and fulfills all duties of SNB to Account Holder under this Agreement or otherwise.

8) Accounting. SNB shall furnish Account Holder photocopies of all checks or other instruments processed under this Agreement, photocopies of deposit slips and the contents of any envelope. Same will be furnished to the Account Holder by SNB depositing same in the United States Mail, by first-class mail, within three (3) business days of processing by SNB. Account Holder may request SNB telecopy copies of the checks or other instruments and/or the deposit slips or may request SNB hold all items for pickup by Account Holder.

9) Standard of Care. SNB shall use reasonable and ordinary care in performing its obligations under this Agreement and shall not be liable or responsible to Account Holder for any damages it may sustain by reason of the failure of SNB to exercise ordinary care in performing its duties under this Agreement.

IN WITNESS WHEREOF, we the undersigned have executed this Agreement the date and year first above written.

SHUMATE INDUSTRIES, INC., (formerly EXCALIBUR INDUSTRIES, INC.), a Delaware corporation

By: /s/ Matthew C. Flemming
Name: Matthew C. Flemming
Title: Chief Financial Officer

SHUMATE MACHINE WORKS, INC.
a Texas corporation

By: /s/ Matthew C. Flemming
Name: Matthew C. Flemming
Title: CFO

STILLWATER NATIONAL BANK AND TRUST COMPANY, a national banking association

By: /s/ Michael Mattson
Name: Michael Mattson
Title: Vice President